Exhibit 99.1

Envirotech Vehicles Appoints Douglas Campoli as Chief Financial Officer and Franklin Lim as Controller

OSCEOLA, Ark. / April 18, 2023 / Envirotech Vehicles, Inc. (NASDAQ: EVTV), a provider of new zero-emission, purpose-built electric vehicles (“EVTV” or “Envirotech”), announced today that Douglas Campoli has been appointed Chief Financial Officer and Franklin Lim has been appointed Controller of EVTV, effective April 17, 2023. Mr. Campoli brings to EVTV significant leadership experience in finance, accounting and corporate functions. Mr. Lim bolsters the addition of Mr. Campoli with robust experience in areas such as accounting operations, SEC reporting, payroll and SOX compliance. Mr. Campoli replaces Sue Emry, who was appointed EVTV’s interim Chief Financial Officer in February 2023. Ms. Emry will continue to serve as Executive Vice President of EVTV.

Phillip Oldridge, Chief Executive Officer of Envirotech, commented, “I am thrilled to have Doug and Franklin join our team at Envirotech Vehicles, as the experience they bring will be critical to EVTV as we continue to scale up our business. Both gentlemen know the rigor that is required with respect to running the finance and accounting departments at companies that are relatively young and in industries that are nascent, such as the electric vehicle industry today. We look forward to Doug and Franklin strengthening our program across corporate finance and accounting.”

Mr. Campoli and Mr. Lim both join EVTV from Arcimoto, a publicly traded maker of three wheeled electric vehicles for daily driving and local delivery. Mr. Campoli served as Chief Financial Officer and Treasurer of the company for nearly eight years, building financial processes, systems, policies and corporate governance committees, guiding the company through its initial public offering (IPO) process on the Nasdaq in 2017, and leading the company through its first acquisition process. He was named CFO of the Year by Portland Business Journal in the Public Companies category in 2021. Prior to joining Arcimoto, Mr. Campoli held roles as CFO, Financial Consultant, Finance Manager and Treasurer across a variety of companies and industries spanning a period of more than 25 years. Mr. Campoli is a certified cash manager (“CCM”) by the Treasury Management Association (“TMA”) and received his Master in Business Administration (MBA) from the University of Tampa – John H. Sykes College of Business and a Bachelor’s of Science (BS) in Finance from the University of South Florida.

Mr. Lim joined Arcimoto in 2021 as Corporate Controller. Mr. Lim has a rich history of experience as Controller and in senior roles in accounting, financial planning, and SEC and external reporting. He began his career as a tax accountant at Deloitte & Touche in 1989. Mr. Lim has a Master’s Degree in Accounting from the Weatherhead School of Management at Case Western Reserve University and a Bachelor’s Degree in Business Economics from the College of Wooster.

About Envirotech Vehicles

Envirotech Vehicles, Inc. is a provider of purpose-built, zero-emission electric vehicles focused on reducing the total cost of vehicle ownership and helping fleet operators unlock the benefits of green technology. EVTV serves commercial and last-mile fleets, school districts, public and private transportation service companies, and academic institutions to meet the increasing demand for heavy-duty electric vehicles. EVTV’s vehicles address the challenges of traditional fuel-price cost instability and local, state and federal environmental regulatory compliance. For more information, visit www.evtvusa.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by Envirotech Vehicles, Inc. with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expected,” “believes,” “strategy,” “opportunity,” “anticipated,” “outlook,” “designed,” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Contact Information

Investor Relations

ICR, Inc.

Telephone: (646) 200-8873

Email: envirotech@icrinc.com

Sue Emry, Executive Vice President

Telephone: (870) 970-3355

Email: sue.e@evtvusa.com

Arkansas Press Inquiries

Kristen Nicholson, APR

Telephone: (501) 350-3658

Email: knicholson@mhpteamsi.com